Exhibit 12


                                         Hospitality Properties Trust
                              Computation of Ratio of Earnings to Fixed Charges
                                     (in thousands, except ratio amounts)







                                    Nine Months Ended
                                      September 30,                          Year Ended December 31,
                                --------------------------        ------------------------------------------
                                   2000            1999             1999             1998             1997
                                   ----            ----             ----             ----             ----

Income Before Extraordinary
     Item                       $ 90,279         $ 80,911         $111,929         $ 87,982         $ 59,153
Fixed Charges                     27,700           28,523           37,352           21,751           15,534
                                --------         --------         --------         --------         --------
Adjusted Earnings               $117,979         $109,434         $149,281         $109,733         $ 74,687
                                ========         ========         ========         ========         ========


Fixed Charges:
     Interest on indebtedness
     and amortization of
     deferred finance costs     $ 27,700         $ 28,523         $ 37,352         $ 21,751         $ 15,534
                                --------         --------         --------         --------         --------

Total Fixed Charges             $ 27,700         $ 28,523         $ 37,352         $ 21,751         $ 15,534
                                ========         ========         ========         ========         ========

Ratio of Earnings to Fixed
     Charges                       4.26x            3.84x            4.00x            5.04x            4.81x
                                ========         ========         ========         ========         ========

